Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

DocGo Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share(2)	Rule 457(c)	34,551,232	$8.10	(3)	$279,864,979.20	$0.0000927	$25,943.48
Fees Previously Paid	Equity	Warrants to purchase Common Stock(4)	Rule 457(g)	2,533,333	—		—	—	—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$590,846,291.49		$25,943.48
	Total Fees Previously Paid								$25,943.48
	Total Fee Offsets								$0
	Net Fee Due								$0

1.	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), at the time of the filing of the initial registration statement, the registrant registered an indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase Common Stock of DocGo Inc. (formerly known as Motion Acquisition Corp.) that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

2.	At the time of the filing of the initial registration statement, consisted of the following shares of Common Stock registered for resale by the selling securityholders: (i) 28,234,175 shares of Common Stock, and (ii) 2,533,333 shares of Common Stock issuable upon the exercise of 2,533,333 Private Warrants (as defined below), and (iii) 3,783,724 shares of Common Stock issuable upon the exercise of 3,783,724 Public Warrants.

3.	At the time of the filing of the initial registration statement, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low selling prices of the Common Stock on November 23, 2021, as reported on the Capital Market of the Nasdaq Stock Market LLC, under the symbol “DCGO.” Prior to November 5, 2021, the trading symbol was “MOTN.”

4.	At the time of the filing of the initial registration statement, consisted of 2,533,333 Private Warrants. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee was required for the warrants.